Exhibit 99.2

Mustang Bio Announces Closing of $8 Million Public Offering

WORCESTER, Mass., Feb. 10, 2025 (GLOBE NEWSWIRE) -- Mustang Bio, Inc. (“Mustang” or the “Company”) (Nasdaq: MBIO), a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell therapies into potential cures for difficult-to-treat cancers, today announced the closing of its previously announced public offering, for the issuance and sale of an aggregate of 2,657,807 shares of its common stock (or common stock equivalents in lieu thereof), Series C-1 warrants to purchase up to 2,657,807 shares of common stock and Series C-2 warrants to purchase up to 2,657,807 shares of common stock, at a combined public offering price of $3.01 per share (or per common stock equivalent in lieu thereof) and accompanying warrants. The warrants have an exercise price of $3.01 per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the warrants. The Series C-1 warrants will expire five years from the date of stockholder approval and the Series C-2 warrants will expire twenty-four months from the date of stockholder approval.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses payable by the Company, were approximately $8 million. Mustang intends to use the net proceeds from this offering for working capital and general corporate and other purposes.

The securities described above were offered pursuant to a registration statement on Form S-1 (File No. 333-284299), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 5, 2025. The offering was made only by means of a prospectus forming part of the effective registration statement relating to the offering. A final prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. The final prospectus may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Mustang Bio

Mustang Bio, Inc. is a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell therapies into potential cures for difficult-to-treat cancers. Mustang aims to acquire rights to these technologies by licensing or otherwise acquiring an ownership interest, to fund research and development, and to outlicense or bring the technologies to market. Mustang has partnered with top medical institutions to advance the development of CAR-T therapies. Mustang’s common stock is registered under the Securities Exchange Act of 1934, as amended, and Mustang files periodic reports with the SEC. Mustang was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). For more information, visit www.mustangbio.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. The Company’s forward-looking statements, include, but are not limited to, the anticipated use of proceeds from the offering and the receipt of stockholder approval in connection therewith, any statements relating to the Company’s growth strategy and product development programs, including the timing of and its ability to make regulatory filings such as Investigational New Drug applications and other applications and to obtain regulatory approvals for its product candidates, statements concerning the potential of therapies and product candidates and any other statements that are not historical facts. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. Risks and uncertainties include, among other things, the Company’s need for additional funds in the immediate future; risks that any actual or potential clinical trials may not initiate or complete in sufficient timeframes to advance the Company’s corporate objectives, or at all, or that any promising early results obtained therefrom may not be replicable; risks related to the satisfaction of the conditions necessary to transfer the lease of the Company’s manufacturing facility to a potential transferee and receive the contingent payment in connection with the sale of such facility in the anticipated timeframe or at all; disruption from the sale of the Company’s manufacturing facility making it more difficult to maintain business and operational relationships; negative effects of Company announcements on the market price of the Company’s common stock; the development stage of the Company’s primary product candidates; the Company’s ability to obtain, perform under, and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; the Company’s dependence on third-party suppliers; its ability to attract, integrate and retain key personnel; the early stage of products under development; government regulation; patent and intellectual property matters; competition; as well as other risks described in the section entitled “Risk Factors,” in the Company’s registration statement on Form S-1 (File No. 333-284299) and the periodic filings the Company makes with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contacts:
Jaclyn Jaffe and Nicole McCloskey
Mustang Bio, Inc.
(781) 652-4500
ir@mustangbio.com